UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 14, 2009

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1000 Park Drive
Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On May 14, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) recommended that the Board approve, and the Board approved, an annual incentive bonus plan (the “FY10 Annual Incentive Plan”) under the Black Box Corporation 2008 Long-Term Incentive Plan (the “2008 Plan”) for the fiscal year ending March 31, 2010 (“Fiscal 2010”). The performance goals for the FY10 Annual Incentive Plan are, as defined below, “operating earnings per share,” “adjusted operating margin percent,” “adjusted EBITDA” and “DSOs.” “Operating earnings per share” means “operating net income” divided by weighted average common shares outstanding (diluted) with “operating net income” meaning net income plus “Reconciling Items” (as defined below); “adjusted operating margin percent” means operating income plus Reconciling Items divided by total revenues; “adjusted EBITDA” means EBITDA (net income before provision for income taxes plus interest, depreciation and amortization) plus Reconciling Items; and “DSOs” is an internal management calculation based on the balances in net accounts receivable, costs in excess of billings and billings in excess of costs at the end of the measurement period. “Reconciling Items” means employee severance costs, amortization of intangible assets on acquisitions, stock-based compensation expense, asset write-up depreciation expense on acquisitions, costs and expenses associated with the historical stock option granting practices investigation and related matters and certain other identified legal matters, the change in fair value of the interest-rate swap, pension plan funding expenses, the impact of current audits by the Internal Revenue Service and the impact of any goodwill impairment.
     The performance goals for the FY10 Annual Incentive Plan will be equally weighted. Under the FY10 Annual Incentive Plan, the achievement of the performance goals at 80% of target (90% of target for the DSOs performance goal) will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at 120% of target (110% of target for the DSOs performance goal) will result in a payout of 150% of targeted annual bonus. Following Board review and approval, the Committee made targeted annual bonus awards under the FY10 Annual Incentive Plan to the Company’s executive officers as follows: R. Terry Blakemore, President and Chief Executive Officer — 100% of base salary or $550,000; Michael McAndrew, Vice President, Chief Financial Officer, Treasurer and Secretary — 80% of base salary or $252,000; and Francis W. Wertheimber, Senior Vice President — 50% of base salary or $132,500. Key, non-executive employees are also participating in the FY10 Annual Incentive Plan generally on the same terms as the executive officers.
     In addition, on May 14, 2009, the Committee recommended that the Board approve, and the Board approved, a new Long-Term Incentive Program (the “FY10 LTIP”) under the 2008 Plan for the two fiscal years ending March 31, 2011 (the “Performance Period”). The FY10 LTIP is comprised of a restricted stock unit grant payable in shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), representing 20% of the award, a stock option grant representing 30% of the award and a performance share award (the “Performance Award”) payable in shares of the Common Stock.

     The restricted stock units and stock options granted pursuant to the FY10 LTIP will vest in equal increments over three years. The payout on the Performance Awards will be based on the Company’s performance of (i) a cumulative adjusted EBITDA goal (the “EBITDA Goal”) and (ii) the Company’s total shareholder return (“TSR”) relative to a peer group of companies for the Performance Period. These two (2) performance goals will be equally weighted. As a result, for purposes of determining the payout of the Performance Awards: (A) the achievement of 75% of the EBITDA Goal will result in a payout of 25% of the targeted Performance Award, the achievement of 100% of the EBITDA Goal will result in a payout of 50% of the targeted Performance Award and the achievement of 120% of the EBITDA Goal will result in a payout of 75% of the targeted Performance Award; and (B) the ranking of the Company’s TSR in the 25th percentile of the peer group’s TSR will result in a payout of 25% of the targeted Performance Award, the ranking of the Company’s TSR at the median level of performance of the Company’s TSR as compared to the Company’s peer group’s TSR will result in a payout of 50% of the targeted Performance Award and the ranking of the Company’s TSR in the 75th percentile of the peer group’s TSR will result in a payout of 75% of the targeted Performance Award.
     Following Board review and approval, the Committee approved the following awards under the FY10 LTIP to the Company’s executive officers: Mr. Blakemore — a restricted stock unit award of 16,000 shares of the Common Stock, a stock option grant for 67,000 shares of the Common Stock and a Performance Award of 40,000 shares of the Common Stock; Mr. McAndrew — a restricted stock unit award of 4,000 shares of the Common Stock, a stock option grant for 17,000 shares of the Common Stock and a Performance Award of 10,000 shares of the Common Stock; and Mr. Wertheimber — a restricted stock unit award of 2,000 shares of the Common Stock, a stock option grant for 8,000 shares of the Common Stock and a Performance Award of 5,000 shares of the Common Stock. Key, non-executive employees are also participating in the FY10 LTIP generally on the same relative basis as the executive officers.
     The foregoing awards under the 2008 Plan will be granted on May 26, 2009 and the stock options will have an exercise price equal to the fair market value of the Common Stock on the date of grant.
Item 8.01   Other Events.
     The following are the cash compensation arrangements for the non-employee members of the Board as adopted by the Board on May 14, 2009, effective as of the first day of the Company’s second quarter of Fiscal 2010.
•	Each non-employee member of the Board will continue to receive an annual retainer of $35,000 per year, payable quarterly.

•	Meeting fees for Board and Board committee meetings will remain as follows: $2,000 for each Board meeting attended in person; $1,000 for each Board meeting attended by telephone; $1,500 for each meeting of the Audit Committee of the Board attended in person or by telephone; and $1,000 for each meeting of the Compensation Committee of the Board, the Governance Committee of the Board and the Nominating Committee of the Board attended in person or by telephone.

•	The Chairperson of the Compensation Committee of the Board will receive an annual retainer of $7,500, payable quarterly.

•	The Chairperson of each of the Governance Committee of the Board and the Nominating Committee of the Board will continue to receive an annual retainer of $5,000, payable quarterly.

•	The Chairperson of the Audit Committee of the Board will continue to receive an annual retainer of $15,000, payable quarterly.

•	The non-executive Chairperson of the Board will receive an annual retainer of $75,000, payable quarterly.
     In addition, each non-employee director will receive, on May 26, 2009, a restricted stock unit award of 3,000 shares of the Common Stock which will immediately vest upon grant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: May 20, 2009	By:	/s/ Michael McAndrew
Michael McAndrew
Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer)

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